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EXHIBIT 11

               SYBRON INTERNATIONAL CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                          YEARS ENDED SEPTEMBER 30,
                                                                                     1995           1996           1997
                                                                                     ----           ----           ----
Earnings:
  Income before extraordinary item and cumulative effect
    of change in accounting principle                                              $ 51,800       $ 57,584       $ 81,876
  Extraordinary item                                                                 (2,885)            --           (673)
  Cumulative effect of change in accounting principle                                    --             --             --
                                                                                   --------       --------       --------
  Net income                                                                       $ 48,915       $ 57,584       $ 81,203
                                                                                   ========       ========       ========

Primary:
  Shares:
    Weighted average common shares                                                   46,416         46,733         47,722
    Common equivalent shares                                                            562          1,184          1,756
                                                                                   --------       --------       --------
                                                                                     46,978         47,917         49,478
                                                                                   ========       ========       ========

  Per Share:
    Earnings before extraordinary item and cumulative
      effect of change in accounting principle                                     $   1.10       $   1.20           1.65
    Extraordinary item                                                                 (.06)            --           (.01)
    Cumulative effect of change in accounting principle                                  --             --             --
                                                                                   --------       --------       --------
    Net earnings                                                                   $   1.04       $   1.20           1.64
                                                                                   ========       ========       ========

Fully diluted:
  Shares:
    Weighted average common shares                                                   46,416         46,733         47,722
    Common equivalent shares                                                            600          1,316          1,887
                                                                                   --------       --------       --------
                                                                                     47,016         48,049         49,609
                                                                                   ========       ========       ========

  Per Share:
    Earnings before extraordinary item and cumulative
      effect of change in accounting principle                                     $   1.10       $   1.20           1.65
    Extraordinary item                                                                 (.06)            --           (.01)
    Cumulative effect of change in accounting principle                                  --             --             --
                                                                                   --------       --------       --------
    Net earnings                                                                   $   1.04       $   1.20       $   1.64
                                                                                   ========       ========       ========
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